                                                                 Exhibit (d)(18)

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT, dated as of September 29, 2003 (this "Agreement"), is made by and among Seminis Merger Corp., a Delaware corporation (the "Company"), G. Carl Ball, the G. Carl Ball Family Foundation, G. Dexter Ball, Margaret D. Ball, G. Victor Ball Marital Trust and Vivian Elledge Ball GST Exempt Trust UAD 12/21/92 (each a "Seller" and collectively the "Sellers").

            WHEREAS, at the Effective Time of the Merger (each as defined below), the Company shall merge with and into Seminis, Inc. ("Seminis")and the separate corporate existence of the Company shall thereupon cease, Seminis will be the surviving corporation in the Merger and after the Effective Time of the Merger, all references to the Company in this Agreement shall be to Seminis, Inc.;

            WHEREAS, each Seller is an owner of shares of Class B Redeemable Preferred Stock (the "Class B Preferred Stock") of Seminis as set forth on Exhibit A hereto (the "Sale Shares"), and each Seller desires to sell and the Company desires to purchase each Seller's right, title and interest in and to the Sale Shares (the "Stock Purchase") in exchange for $950.00 per share of Class B Preferred Stock and an aggregate purchase price of $23,750,000 for all the Sale Shares;

            WHEREAS, in connection with the closing of the Merger, the Company is required to pay to each Seller an amount equal to all accrued and unpaid dividends on the Class B Preferred Stock as of the payment date (determined in accordance with the certificate of designations of the Class B Preferred Stock) immediately preceding the closing date of the Merger (as defined below); and

            WHEREAS, in connection with this Agreement, the Company shall pay all accrued and unpaid dividends on the Class B Preferred Stock from such last payment date through the Closing Date (as defined below);

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Agreement" shall have the meaning set forth in the preamble.

      "Class B Preferred Stock" shall have the meaning set forth in the recitals.

      "Closing" shall have the meaning set forth in Section 2.1.

      "Closing Date" shall have the meaning set forth in Section 2.1.

      "Company" shall have the meaning set forth in the preamble.

      "Effective Time" shall mean the time the Merger becomes effective, which will be either the time the certificate of merger with respect to the Merger is duly filed with the Secretary of State of Delaware or at such a later date and time as the parties shall agree and as shall be specified in such certificate of merger.

      "Governmental Entity" means any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority.

      "Lien" means any security interests, liens, claims, charges, title defects, deficiencies or exceptions, mortgages, pledges, rights of first refusal, options, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever (other than restrictions imposed generally by state and federal securities laws with respect to unregistered securities).

      "Merger" shall mean the merger of the Company with and into Seminis, with Seminis, as the surviving corporation, as provided in the Merger Agreement (as defined below).

      "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 30, 2003, as amended, by and among Seminis Acquisition LLC, the Company and Seminis.

      "Sale Shares" shall have the meaning set forth in the recitals.

      "Seller" and "Sellers" shall each have the meaning set forth in the preamble.

      "Stock Purchase" shall have the meaning set forth in the recitals.

                                   ARTICLE II

                               THE STOCK PURCHASE

            Section 2.1. The Closing. The closing of the Stock Purchase (the "Closing") will be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at 10:00 a.m. New York City time (or such other place as the parties hereto may agree) on the closing date of the Merger (the "Closing Date") after satisfaction or waiver of the conditions set forth in Article V.

            Section 2.2. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell to the Company all of such Seller's right, title and interest in and to the Sale Shares as set forth opposite such Seller's name on Exhibit A, free and clear of any Lien; including without limitation, any rights of Sellers to accrued but unpaid dividends as of the Closing Date. The Company agrees that in the event of overpayment of the accrued but unpaid dividends, it will not seek reimbursement thereof from the Sellers.

            Section 2.3. Delivery of Sale Shares. At the Closing, each Seller shall deliver or cause to be delivered to the Company:

            (a) one or more stock certificates representing in the aggregate such Seller's shares of Class B Preferred Stock as set forth on Exhibit A, duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite for proper transfer, all in proper form; and

            (b) upon receipt of the cash payments as set forth in Section 2.4, each Seller agrees that (i) all accrued and unpaid dividends through the Closing Date have been fully satisfied as part of the delivery of the Sale Shares and
(ii) Seller shall have no other right with respect to the Sale Shares other than the right to receive the payments contemplated by this Agreement.

            Section 2.4. Payment. At the Closing, the Company shall pay to each Seller by wire transfer of immediately available funds (to the account designated by each Seller in writing not less than three days prior to Closing):

            (a) $950.00 for each share of Class B Preferred Stock owned by each Seller (as set forth on Exhibit A hereto);

            (b) in connection with the Merger, but separately from the Stock Purchase hereunder, all accrued and unpaid dividends on the Class B Preferred Stock as of the payment date (determined in accordance with the certificate of designations of the Class B Preferred Stock) immediately preceding the closing date of the Merger (as set forth on Exhibit B hereto); and

            (c) in connection with this Agreement, all accrued and unpaid dividends on the Class B Preferred Stock from such last payment date through the Closing Date (as set forth on Exhibit B hereto).

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller, severally and not jointly, hereby represents and warrants to the Company as follows:

            Section 3.1. Authority. Each Seller has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each Seller, who is not an individual, and no other proceeding or approval on the part of any Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller and, assuming due and valid authorization, execution and delivery by the Company, constitutes the valid, legal and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency, fraudulent conveyance, or other laws affecting creditor's rights generally, and except as enforceability is subject to general principles of equity.

            Section 3.2. Ownership of Stock. On the date hereof and as of the Closing Date, each Seller is the owner, beneficially and of record, of the shares as set forth on Exhibit A, free and clear of any Lien and will transfer to the Company good and valid title to such shares free and clear of any Lien.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Company hereby represents and warrants to each Seller as follows:

            Section 4.1. Organization, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            Section 4.2. Authorization. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken prior to the Closing Date, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency, fraudulent conveyance, or other laws affecting creditor's rights generally, and except as enforceability is subject to general principles of equity.

                                    ARTICLE V

              CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

            Section 5.1. Conditions to Performance by Sellers. The obligation of each Seller to consummate the Stock Purchase is subject to the satisfaction (or waiver) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by the Company herein shall be true and correct in all respects on the date hereof and on the Closing Date.

            (b) Closing of the Merger. The closing of the Merger shall occur substantially concurrently with the Closing.

            (c) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Stock Purchase or the Merger.

            Section 5.2. Conditions to Performance by the Company. The obligation of the Company to consummate the Stock Purchase is subject to the satisfaction (or waiver) at or prior to the Closing Date of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by each Seller herein shall be true and correct in all respects on the date hereof and on the Closing Date.

            (b) Closing of the Merger. The closing of the Merger shall occur substantially concurrently with the Closing.

            (c) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Stock Purchase or the Merger.

                                   ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

            Section 6.1. Termination. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing:

            (a) if the Merger Agreement is terminated; or

            (b) by mutual written consent of the Company and Sellers; or

            (c) by the Company or Sellers, if any Governmental Entity shall have enacted, entered, promulgated, issued or enforced a final statute, rule, regulation, executive order, decree, ruling or injunction (which statute, rule, regulation, executive order, decree, ruling or injunction the Company shall use its reasonable best efforts to reverse, overturn or lift and each Seller shall use reasonable best efforts to assist the Company to reverse, overturn or lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Stock Purchase or the Merger and such order, decree, ruling or other action is or shall have become final.

            Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided, however, that nothing contained in this Section 6.2, shall relieve any party from liability for any willful and material breach of this Agreement.

            Section 6.3. Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

            Section 6.4. Amendment; Waiver. No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto.


                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1. Entire Agreement; Assignment. This Agreement (including Exhibit A hereto) and the Certificate of Designations with respect to the Class B Preferred Stock constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

            Section 7.2. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

            Section 7.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

        (a) If to the Sellers:

   To:  Mr. G. Carl Ball
        708 Crescent Boulevard
        Glen Ellyn, Illinois 60137
        Facsimile:

        With a copy, which will not constitute notice, to:

        Sidley Austin Brown & Wood LLP
        Bank One Plaza
        10 South Dearborn Street
        Chicago, Illinois 60603
        Attention:  Kevin Blatchford, Esq.
        Facsimile:  312-853-7036

   To:  Mr. G. Dexter Ball
        2896 Freedom Boulevard
        Watsonville, California 95076

        Facsimile:

        With a copy, which will not constitute notice, to:

        Sugar, Friedberg & Felsenthal
        30 North LaSalle Street, Suite 3000
        Chicago, Illinois 60602
        Attention:  Leslie J. Weiss, Esq.
        Facsimile:  312-372-7951

   To:  Margaret D. Ball
        421 Wyndemere Circle
        Wheaton, IL  60187

        Facsimile:

        With a copy, which will not constitute notice, to:

        Freeborn & Peters LLP
        311 South Wacker Drive
        Suite 3000
        Chicago, IL 60606
        Attention:  Robert McWilliams, Esq.
        Facsimile:  312-360-6570

   To:  G. Victor Ball Marital Trust
        34W226 Country Club Drive
        Wayne, IL 60184
        Facsimile:

        With a copy, which will not constitute notice, to:

        Freeborn & Peters LLP
        311 South Wacker Drive
        Suite 3000
        Chicago, IL 60606
        Attention:  Robert McWilliams, Esq.
        Facsimile:  312-360-6570


   To:  Vivian Elledge Ball GST Exempt
        Trust UAD 12/21/92
        c/o Anna Caroline Ball
        625 Lake Road
        Glen Ellyn, IL 60137
        Facsimile:

        With a copy, which will not constitute notice, to:

        McDermott Will & Emory
        227 West Monroe
        Chicago, IL
        60606-5096
        Attention:  David A. Herpe, Esq.
        Facsimile:  312-984-7700

        (b) If to the Company:

   To:  Seminis Merger Corp.
        2700 Camino del Sol
        Oxnard, California 93030-7967
        Attention: Bernardo Jimenez
        Facsimile:  805-918-2530

        With a copy, which will not constitute notice, to:

        Milbank, Tweed, Hadley & McCloy LLP
        One Chase Manhattan Plaza
        New York, New York  10005
        Attention:  Howard S. Kelberg, Esq.
        Facsimile:  212-822-5530

            Section 7.4. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

            (b) The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Stock Purchase. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

            (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            Section 7.5. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

            Section 7.6. Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 7.8 Delivery by Facsimile. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall reexecute original forms thereof and deliver them to all other parties. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                SEMINIS MERGER CORP.


                                By:  /s/ Bernardo Jimenez
                                     -----------------------------------------
                                     Name:  Bernardo Jimenez
                                     Title:  President

                                G. CARL BALL

                                /s/ G. Carl Ball
                                ----------------------------------------------


                                G. DEXTER BALL

                                /s/ G. Dexter Ball
                                ----------------------------------------------


                                MARGARET D. BALL

                                /s/ Margaret D. Ball
                                ----------------------------------------------


                                G. VICTOR BALL MARITAL TRUST


                                By:  /s/ Margaret D. Ball
                                     -----------------------------------------
                                     Name: Margaret D. Ball
                                     Title:  Trustee

                                VIVIAN ELLEDGE BALL GST EXEMPT TRUST UAD
                                    12/21/92

                                By: /s/ Anna Caroline Ball
                                     -----------------------------------------
                                     Name: Anna Caroline Ball
                                     Title:  Trustee

                [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                G. CARL BALL FAMILY FOUNDATION


                                /s/ G. Carl Ball
                                -----------------------------------------
                                Name:  G. Carl Ball
                                Title:  President

                [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                                                       EXHIBIT A

                                  SEMINIS, INC.

                       CLASS B REDEEMABLE PREFERRED STOCK

                            As of September 17, 2003

       NAME OF STOCKHOLDER         CERTIFICATE NUMBER   NUMBER OF SHARES   PURCHASE PRICE
Mr. G. Dexter Ball                       PR.B 3              12,000         $11,400,000
2896 Freedom Boulevard
Watsonville, California 95076


Margaret D. Ball                         PR.B 6                 580            $551,000
34W226 Country Club Drive
Wayne, IL 60184


G. Victor Ball Marital Trust             PR.B 7               1,932          $1,835,400
34W226 Country Club Drive
Wayne, IL 60184


Vivian Elledge Ball GST Exempt           PR.B 8                  30             $28,500
 Trust UAD 12/21/92
c/o Anna Caroline Ball
625 Lake Road
Glen Ellyn, IL 60137


Mr. G. Carl Ball                         PR.B 9               5,229          $4,967,550
708 Crescent Boulevard
Glen Ellyn, Illinois 60137


G. Carl Ball Family Foundation          PR.B 10               5,229          $4,967,550
708 Crescent Boulevard
Glen Ellyn, Illinois 60137

TOTAL FOR PREFERRED STOCKHOLDERS                             25,000          23,750,000

EXHIBIT B

Seminis Inc.
Preferred B Ball Dividends Payable

Facts:
1)  Principle US$25,000,000.
2)  Dividend accrue at 8% per annum.
3)  Cash dividend paid through June 2000.

                                                                                  Dividend Distribution Date
                                                        ---------------------------------------------------------------------------
                                                        July 2000 -      July 2001 -   July 2002 -      July 2003 -
                                            Shares       June 2001        June 2002     June 2003      Sept 29, 2003       Total
                                            ------       ---------        ---------     ---------      -------------       -----
Mr. G. Carl Ball                              5,229      418,320.00       418,320.00     418,320.00      103,418.00    1,358,378.00
G. Carl Ball Family Foundation                5,229      418,320.00       418,320.00     418,320.00      103,418.00    1,358,378.00
Mr. G. Dexter Ball                           12,000      960,000.01       960,000.01     960,000.01      237,333.30    3,117,333.33
Margaret D. Ball                                580       46,400.00        46,400.00      46,400.00       11,471.11      150,671.11
G. Victor Ball Marital Trust                  1,932      154,560.00       154,560.00     154,560.00       38,210.67      501,890.67
Vivian Elledge Ball GST
        Exempt Trust UAD                         30        2,399.99         2,399.99       2,399.99          593.36        7,793.33
                                             ------    ------------     ------------   ------------      ----------    ------------
Total Preferred B Dividends Payable          25,000    2,000,000.00     2,000,000.00   2,000,000.00      494,444.44    6,494,444.44
                                             ------    ------------     ------------   ------------      ----------    ------------
Verification total                                     2,000,000.00     2,000,000.00   2,000,000.00      494,444.44    6,494,444.44

Dividend/year=25,000,000 X .08        $2,000,000.00
Dividend/quarter                        $500,000.00
Dividend/month                          $166,666.67
Dividend for 2 months                   $333,333.33
Dividend from September
        1 - 29 (29 days)                $161,111.11
Dividend per share/month                      $6.67
Dividend per share/quarter                   $20.00
Dividend per share/day                      $0.2222

** In the event that the Closing occurs after September 29, 2003, the dividend amount per share will increase by $0.2222 per day.